December 1, 2010

Ruby Tuesday, Inc.
150 West Church Avenue
Maryville, TN 37801
Attention: Marguerite Duffy

Re:
(i) Amended and Restated Loan Facility Agreement and Guaranty, dated as of November 19, 2004 (as amended, amended and restated, supplemented, extended or otherwise modified from time to time, the “Loan Facility Agreement”), among Ruby Tuesday, Inc., a Georgia corporation, as sponsor (the “Sponsor”), the Participants party thereto and Bank of America, N.A., as servicer (the “Servicer”) and (ii) Revolving Credit Agreement, dated as of December 1, 2010 (the “New Credit Agreement”), among the Sponsor, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, servicer, issuing bank and swingline lender.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Loan Facility Agreement.

Dear Margie:

The Sponsor has advised the Servicer that the Sponsor intends to repay in full all accrued and unpaid interest, letter of credit fees and commitment fees owing by the Sponsor under the Loan Facility Agreement and the other Operative Documents (the “Obligations”).  The Sponsor and the Servicer (on behalf of the Participants) acknowledge and agree that, upon receipt by the Servicer of (a) an original or facsimile transmission of this letter, countersigned by the Sponsor, (b) the Payoff Amount (as defined below) from or on behalf of the Sponsor and (c) satisfactory evidence that all loans and letters of credit advanced by the Servicer and the Participants pursuant to the Loan Facility Agreement have been refinanced in full by the Lenders under the New Credit Agreement (clauses (a), (b) and (c) collectively, the “Payoff Conditions”), all of the Obligations shall have been paid in full, except as described in paragraph 1(b) below:

1.           The aggregate amount of Obligations owing by the Sponsor under the Operative Documents (the “Payoff Amount”) is as follows:

(a)           If payment in full of the Obligations is received by the Servicer prior to 3:00 p.m. Eastern time on December 1, 2010:

Adjusted LIBO Rate Loans – Interest	$5,448.61
Commitment fees	$6,791.65
Total Payoff Amount	$12,240.26

(b)           The calculation of the Payoff Amount does not include any breakage fees with respect to Adjusted LIBO Rate Participant Fundings.  Notwithstanding the delivery of the Payoff Amount by the Sponsor, the Sponsor will remain obligated to pay to the Servicer, for distribution to the Participants, as appropriate, all applicable breakage fees pursuant to the provisions of the Loan Facility Agreement.  The Sponsor shall promptly pay such breakage fees to the Servicer upon receipt of notice(s) from the Servicer specifying the amount thereof.

2.           The Payoff Amount shall be paid to the Servicer by wire transfer of immediately available funds as set forth on Schedule A attached hereto.

3.           The Sponsor agrees that all advances and letters of credit extended by the Servicer and the Participants under the Loan Facility Agreement shall, to the extent outstanding on the Closing Date (as defined in the New Credit Agreement), be refinanced by Franchisee Loan Fundings (as defined in the New Credit Agreement) advanced by the Lenders under the New Credit Agreement on the Closing Date.

4.           Upon the Sponsor’s acceptance of this letter (as evidenced by the Sponsor’s countersignature hereto), all of the Servicer’s and the Participants’ commitments to extend further credit to the Sponsor under the Operative Documents shall terminate, and upon the satisfaction of the Payoff Conditions, all Operative Documents (other than the Pledge Agreement and the Intercreditor Agreement, the termination of which is governed by the Notice of Direction and Termination) shall terminate; provided that the foregoing shall not apply to any obligations of the Borrower and the Subsidiary Loan Parties that expressly survive termination of the Operative Documents.  It is agreed that the termination of the Pledge Agreement and the Intercreditor Agreement and the release of the liens thereunder are being separately addressed in a Notice of Direction and Termination dated as of the date hereof (the “Notice of Direction and Termination”) executed by Bank of America, N.A. as revolving credit facility agent, franchise loan facility servicer and collateral agent and by the holders of the Senior Notes.

5.           This letter agreement (a) shall be governed by, and construed in accordance with, the law of the State of Georgia, (b) may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument, (c) sets forth the entire agreement among the parties relating to the subject matter pertaining hereto, and no term or provision hereof may be amended, changed, waived, discharged or terminated orally or otherwise, except in writing signed by each such party, and (d) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery by any party hereto of an executed counterpart of this letter by facsimile shall be effective as such party’s original executed counterpart.

[Signatures on Following Page(s)]

CHAR1\1191156v4
  RUBY TUESDAY LOAN FACILITY AGREEMENT
PAYOFF LETTER

Very truly yours,

BANK OF AMERICA, N.A.,
as Servicer

By:/s/ John H. Schmidt
Name:  John H. Schmidt
Title:    Vice President

    RUBY TUESDAY LOAN FACILITY AGREEMENT
PAYOFF LETTER

ACKNOWLEDGED AND AGREED:
RUBY TUESDAY, INC.,
a Georgia corporation

By:/s/ Marguerite N. Duffy
Name: Marguerite N. Duffy
Title:   Senior Vice President

RUBY TUESDAY LOAN FACILITY AGREEMENT
PAYOFF LETTER

Schedule A

Wire Transfer Information

Bank of America, N.A.
New York, NY
Attn: Corporate Credit Services
ABA #:  026009593
Account #:  1366212250600
Please reference: Ruby Tuesday